Exhibit 10.1

FORM OF RESTRICTED STOCK AGREEMENT
Pursuant to the Notice of Grant of Stock (the “Grant Notice”) attached to this Restricted Stock Agreement (the “Agreement”), Essent Group Ltd. (the “Company”) has granted to the holder named in the row entitled “Participant Name” in the Grant Notice (the “Participant”) the number of shares of Stock (as defined below) set forth in the row entitled “Share Amount” in the Grant Notice (the “Shares”) pursuant to the Company’s 2013 Long-Term Incentive Plan, as amended from time to time (the “Plan”).

ARTICLE I.
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in Exhibit A to this Agreement, the Plan or the Grant Notice.
1.2    Incorporation of Terms of Plan. The Shares issued to Participant hereunder are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement or the Grant Notice, the terms of the Plan shall control.
ARTICLE II.
ISSUANCE OF SHARES
2.1    Issuance of Shares. In consideration of Participant’s past and/or continued employment with or service to the Company or one of its Affiliates and for other good and valuable consideration, effective as of the date set forth in the Grant Notice in the row entitled “Grant/Award Date” (the “Grant Date”), the Company has granted to Participant the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement.
2.2    Issuance Mechanics. As of the Grant Date, the Company shall issue the Shares in the form of the Company’s common shares, par value $0.015 per share (“Stock”), to Participant and shall (a) cause a stock certificate or certificates representing such shares of Stock to be registered in the name of Participant, or (b) cause such shares of Stock to be held in book-entry form. If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 5.1. If the shares of Stock are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions of this Agreement.
ARTICLE III.
FORFEITURE AND TRANSFER RESTRICTIONS
3.1    Forfeiture Restriction. Subject to the provisions of Section 3.2 below, in the event of Participant’s Termination for any reason, including as a result of Participant’s death or Disability, all of the Unreleased Shares (as defined in Section 3.2(d) below) shall thereupon be forfeited immediately for no consideration and without any further action by the Company (the “Forfeiture Restriction”), except as otherwise provided in a written agreement between Participant and the Company. Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. The Unreleased Shares shall be held by the Company in accordance with Section 3.3 until the Shares are forfeited as provided in this Section 3.1, until such Unreleased Shares are fully released from the Forfeiture Restriction as provided in Section 3.2 or until such time as this Agreement is no longer in effect. Participant hereby authorizes and directs the Company (or such person designated by the Committee), to transfer any Unreleased Shares that are forfeited pursuant to this Section 3.1 from Participant to the Company.
3.2    Release of Shares from Forfeiture Restriction.
(a)     Following the completion of the Performance Period, the Committee shall determine the Company’s BVPS Growth Percentage and will certify the level of achievement with respect to the BVPS Vesting Percentage and the portion of Shares granted herein that have become Earned Shares. Following the Committee’s determination, Participant shall immediately forfeit for no consideration any and all Shares which do not become Earned Shares, and Participant’s rights in any such Shares which do not become Earned Shares shall immediately lapse and expire. Each Earned Share shall be fully vested on the date set forth in the Grant Notice under the heading “Vesting Schedule” (the “Vesting Date”).
(b)    Notwithstanding the foregoing, if a Change in Control occurs:
(i)    on or following the completion of the Performance Period but prior to the Vesting Date, one hundred percent (100%) of the then-unvested Earned Shares shall fully vest upon the consummation of such Change in Control; or
(ii)    prior to the expiration of the Performance Period:
(A)    the number of Shares which become Earned Shares upon the consummation of such Change in Control shall be the number of Shares that would have become Earned Shares at the “Target” level BVPS Growth Percentage as set forth in the definition of “BVPS Vesting Percentage” in Exhibit A hereto; and
(B)    the treatment of the Earned Shares determined pursuant to Section 3.2(b)(ii)(A) above will be dependent upon whether the acquiring or surviving company (the “Acquirer”) assumes the outstanding equity awards as follows:
(i)    if the Acquirer does not assume the Shares on or before the date of such Change in Control, the Earned Shares shall become fully vested on such date and shall be treated in the same manner as Stock held by shareholders of the Company in connection with such Change in Control; or
(ii)    if the Acquirer assumes the Shares, provided that Participant remains employed by the Service Recipient pursuant to terms and conditions substantially similar to those set forth in the Participant’s Employment Agreement with the Service Recipient, dated September 30, 2013, as such agreement may be amended, restated or otherwise modified from time to time (the “Employment Agreement”), the Acquirer or any of their respective Affiliate(s), as the case may be, upon and after the consummation of such Change in Control, the Earned Shares shall be converted into a number of time-based restricted shares of the Acquirer’s common stock (or, if the Acquirer is a subsidiary of another company, time-based restricted shares of the Acquirer’s ultimate parent entity) that have in the aggregate a fair market value equal to the fair market value of such Earned Shares as of the consummation of such Change in Control, and that shall fully vest on the earlier of (A) December 31, 2021, or (B) a Termination of Participant’s employment with the Service Provider, the Acquirer and/or their respective Affiliate(s) upon or after such Change in Control as a result of Participant’s death or

Disability (as such term is defined in and subject to the applicable provisions set forth in the Employment Agreement), a Termination by the Company without Cause (as such term is defined in and subject to the applicable provisions set forth in the Employment Agreement), or a Termination by Participant for Good Reason (as such term is defined in and subject to the applicable provisions set forth in the Employment Agreement); provided, however, that notwithstanding the foregoing, in no event shall any Earned Shares be exchanged for or converted into shares of a class or series that is not publicly traded and marketable as of the date of such Change in Control without the prior consent of Participant in his or her sole discretion, and in the event that Participant does not so consent then such Earned Shares shall be deemed to be fully vested as of such Change in Control in accordance with Section 3.2(b)(ii)(A) and shall be treated in the same manner as Stock held by shareholders of the Company in connection with such Change in Control; and
(C)    Participant shall immediately forfeit for no consideration any and all Shares which do not become Earned Shares as of the consummation of such Change in Control, and Participant’s rights in any such Shares which do not become Earned Shares shall immediately lapse and expire.
(c)     In the event Participant incurs a Termination as a result of (i) Participant’s death, (ii) Participant’s Disability (as such term is defined in and subject to the applicable provisions set forth in the Employment Agreement), (iii) a Termination by the Service Recipient without Cause (as such term is defined in and subject to the applicable provisions set forth in the Employment Agreement), (iv) a Termination by Participant for Good Reason (as such term is defined in and subject to the applicable provisions set forth in the Employment Agreement), or (v) a voluntary Termination by Participant that follows (x) satisfaction for late, normal or early retirement under the tax-qualified defined contribution plan in which Participant is eligible to participate, as defined in such plan or (y) the date after which Participant has attained the age of sixty-two (62) and completed at least ten (10) years of continuous service with the Company or its Affiliates, then:
(i)    if such Termination occurs on or following the completion of the Performance Period, one hundred percent (100%) of the Earned Shares for such Performance Period shall fully vest upon the Vesting Date;
(ii)    if such Termination occurs prior to the expiration of the Performance Period, the Shares shall remain outstanding through the last day of the Performance Period, without regard to the Termination, the number of Shares which become Earned Shares, if any, shall be determined based on the BVPS Vesting Percentage during the Performance Period, and the number of Earned Shares that become vested shall be determined by multiplying the number of Earned Shares by a fraction, the numerator of which is the number of days which elapsed from the commencement of the Performance Period through the date of the Termination and the denominator of which is 1,095, and any other unvested Shares (excluding unvested Earned Shares) as of such date shall immediately be forfeited for no consideration, and Participant’s rights in any such unvested Shares (excluding unvested Earned Shares) shall immediately lapse and expire (the “Initial Termination Shares”); provided, however that if such Termination is by the Service Recipient without Cause or by Participant for Good Reason and:
(A)    a Change in Control does not occur prior to the last day of the Performance Period (assuming no Change in Control), (1) if the date of the Termination was not more than 180 days prior to the last day of the Performance Period, the unvested Earned Shares shall remain outstanding through the last day of the 180-day period following the date of the Termination (the “Protected Period”), and (2) if a Change in Control occurs after the last day of the Performance Period and during the Protected Period, then in addition to the vesting of the Initial Termination Shares upon such Termination, one hundred percent

(100%) of the then-unvested Earned Shares shall fully vest upon the consummation of such Change in Control; and
(B)    a Change in Control occurs prior to the last day of the Performance Period (assuming no Change in Control) and during the Protected Period, the number of Shares which become Earned Shares will be determined in accordance with Section 3.2(b)(ii).
(d)    The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in the Grant Notice. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.” In the event any of the Unreleased Shares are released from the Forfeiture Restriction, any Retained Distributions (as defined below) paid on such Unreleased Shares shall be promptly paid by the Company to Participant. As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book-entry form, then the Company shall remove the notations indicating that the Shares are subject to the restrictions of this Agreement. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.
3.3    Escrow.
(a)    The Unreleased Shares shall be held by the Company until such Unreleased Shares are forfeited as provided in Section 3.1, until such Unreleased Shares are fully released from the Forfeiture Restriction as provided in Section 3.2, or until such time as this Agreement is no longer in effect. Participant shall not retain physical custody of any certificates representing Unreleased Shares issued to Participant. Participant, by acceptance of this Agreement, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares (and Retained Distributions, if any, paid on such forfeited Unreleased Shares) to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. To the extent allowable by applicable law and the applicable rules of each national securities exchange on which the Stock is listed, the Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.
(b)    The Company will retain custody of all cash dividends and other distributions (“Retained Distributions”) made or declared with respect to Unreleased Shares (and such Retained Distributions will be subject to the Forfeiture Restriction and the other terms and conditions under this Agreement that are applicable to the Shares) until such time, if ever, as the Unreleased Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested pursuant to the Grant Notice. Retained Distributions that were made or declared in cash will be deemed reinvested in notional shares of Stock such that upon release and distribution of such Retained Distributions to Participant as set forth in the immediately preceding sentence, Participant shall be entitled to receive on the date of such distribution or release an amount of cash or the number of whole shares of Stock or a combination thereof, as determined by the Committee, the aggregate fair value of which shall be equal to the Fair Market Value of the notional shares of Stock to which such released Retained Distributions relate. Any Retained Distributions with respect to Unreleased Shares shall be forfeited in the event such Unreleased Shares are forfeited.

3.4    Rights as Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company, Participant shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
ARTICLE IV.
TAXATION AND TAX WITHHOLDING
4.1    Representation. Participant represents to the Company that Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant is ultimately liable and responsible for all taxes owed in connection with this investment and the transactions contemplated by this Agreement, regardless of any action the Company or any of its Affiliates take with respect to any tax withholding obligations that arise in connection with the Shares. Neither the Company nor any of its Affiliates make any representation or undertaking regarding the treatment of any tax withholding in connection with the Shares or Participant’s sale of shares of Stock. The Company and its Affiliates do not commit and are under no obligation to structure this investment or the transactions contemplated by this Agreement to reduce or eliminate Participant’s tax liability.
4.2    Section 83(b) Election. If Participant makes an election under Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to be taxed with respect to the Shares as of the date of transfer of the Shares rather than as of the date or dates upon which Participant would otherwise be taxable under Section 83(a) of the Code, Participant shall deliver a copy of such election to the Company promptly upon filing such election with the Internal Revenue Service.
4.3    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)    The Company and its Affiliates have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Affiliate, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Affiliates may withhold or Participant may make such payment in one or more of the forms specified below:
(i)    by cash or check made payable to the Company or its Affiliate with respect to which the withholding obligation arises;
(ii)    by the deduction of such amount from other compensation payable to Participant;
(iii)    with respect to any withholding taxes arising in connection with the vesting of the Shares, with the consent of the Committee, by requesting that the Company and its Affiliates withhold a net number of vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(iv)    with respect to any withholding taxes arising in connection with the vesting of the Shares, with the consent of the Committee, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(v)    with respect to any withholding taxes arising in connection with the vesting of the Shares, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to those Shares that are then becoming vested and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Affiliate with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Affiliate at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or
(vi)    in any combination of the foregoing.
(b)    With respect to any withholding taxes arising in connection with the Shares, in the event Participant fails to provide timely payment of all sums required pursuant to Section 4.3(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 4.3(a)(ii) or Section 4.3(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate; provided that, in the event a taxable event occurs in connection with the shares of a successor entity following a Change in Control, then Participant shall have the right to elect to satisfy applicable withholding taxes in accordance with the cashless method described in Section 4.3(a)(iii) above.
(c)    The Company shall not be obligated to deliver any certificate representing the Shares to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of the Shares or any other taxable event related to the Shares.
(d)    In the event any tax withholding obligation arising in connection with the Shares will be satisfied under Section 4.3(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares of Stock from those Shares that are then becoming vested as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Affiliate with respect to which the withholding obligation arises. Participant’s acceptance of this Agreement constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 4.3(d), including the transactions described in the previous sentence, as applicable. The Company may refuse to deliver any certificate representing the Shares to Participant or his or her legal representative until the foregoing tax withholding obligations are satisfied.
(e)    Participant is ultimately liable and responsible for all taxes owed in connection with the Shares, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the Shares. Neither the Company nor any of its Affiliates make any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Shares or the subsequent sale of the Shares. The Company and its Affiliates do not commit and are under no obligation to structure this Agreement to reduce or eliminate Participant’s tax liability.

ARTICLE V.
RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS
5.1    Legends. The certificate or certificates representing the Shares, if any, shall bear the following legend (as well as any legends required by the Company’s charter and applicable law):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
5.2    Refusal to Transfer; Stop-Transfer Notices. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
5.3    Removal of Legend. After such time as the Forfeiture Restriction shall have lapsed with respect to the Shares, and upon Participant’s request, a new certificate or certificates representing such Shares shall be issued without the legend referred to in Section 5.1 and delivered to Participant. If the Shares are held in book entry form, the Company shall cause any restrictions noted on the book form to be removed.
ARTICLE VI.
OTHER PROVISIONS
6.1    Administration. The Committee shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee will be final, binding, and conclusive upon Participant, the Company and all other interested persons. To the extent allowable pursuant to applicable law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
6.2    Shares Not Transferable. The Shares and Retained Distributions may not be sold, pledged, assigned or transferred in any manner unless and until the Forfeiture Restrictions have lapsed. No Unreleased Shares or Retained Distributions or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

6.3    Adjustments. The Committee may accelerate the vesting of all or a portion of the Unreleased Shares in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 11 of the Plan.
6.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
6.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
6.6    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Bermuda without reference to the principles of conflicts of laws thereof.
6.7    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are granted, only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to applicable law.
6.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Shares in any material way without the prior written consent of Participant.
6.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 6.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
6.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Shares, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
6.11    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or one of its Affiliates and Participant.
6.12    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
6.13    Sections 409A and 457A. This Agreement is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that this Agreement (or any portion thereof) may be subject to Section 409A or Section 457A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 457A”), the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Agreement and the award of Shares either to be exempt from the application of Section 409A or Section 457A or to comply with the requirements of Section 409A or Section 457A.
6.14    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
6.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares.
6.16    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument.
6.17    Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 4.3(a)(iii) or Section 4.3(a)(v): (A) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Affiliate with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Affiliate’s withholding obligation.
6.18    Lock-Up. Participant shall agree, if so requested by the Company and any underwriter in connection with any public offering of securities of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Common Stock held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.
6.19    Acceptance of Agreement, Plan and Grant Notice. By his or her acceptance of the Grant Notice, Participant agrees to be bound by the terms and conditions of the Agreement, the Plan and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Agreement, Plan or the Grant Notice.

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EXHIBIT A

CERTAIN DEFINED TERMS
For purposes of the Grant Notice and the Agreement, the following terms have the following meanings:
(a)    “Adjusted Book Value” means, for any year, (i) the consolidated stockholder’s equity of the Company computed in accordance with GAAP, as reflected in the Company’s financial statements, plus or minus (ii) accumulated other comprehensive income (loss) (within the meaning of GAAP) as reflected in the Company’s financial statements, plus (iii) the proceeds from the assumed exercise of all outstanding “in-the-money” stock options, warrants, or similar instruments, plus (iv) cash dividends and other distributions paid in respect of the Company’s outstanding equity, and assuming that all cash dividends and cash distributions are immediately reinvested in common shares of the Company using the closing market price on the ex-dividend date, plus (v) any amounts paid by the Company to its equityholders for the repurchase of shares of Company’s outstanding equity. For purposes of determining “Adjusted Book Value” (A) the following items shall not be taken into account, (x) the cumulative effect of changes in accounting principles under GAAP, (y) the cumulative effective of changes in tax laws and/or tax rates, and (z) the impact of extraordinary, unusual and/or non-recurring items, in each case, at the discretion of the Committee and (B) there shall be adjustments to give effect to any stock dividends or stock splits.
(b)    “BVPS” means, for any year, Adjusted Book Value divided by Diluted Common Shares Outstanding, as determined by the Committee in good faith.
(c)    “BVPS Growth Percentage” means, for the Performance Period, the compounded annual growth rate in BVPS measured at the end of the Performance Period over the BVPS measured at the end of the year prior to the beginning of the Performance Period.
(d)    “BVPS Vesting Percentage” means a function of the BVPS Growth Percentage achieved by the Company during the Performance Period, rounded to the nearest tenth of a percent (0.1%), and shall be determined as follows:

	BVPS Growth Percentage (rounded to the nearest tenth of a percent)	BVPS Vesting Percentage*

“Threshold Level”

“Target/Maximum Level”

*
In the event that the BVPS Growth Percentage falls between the performance levels shown above, the BVPS Vesting Percentage shall be determined using a straight line linear interpolation between the respective levels shown.

(e)    “Diluted Common Shares Outstanding” means, (i) the total number shares of Stock outstanding, plus all “in-the-money” stock options, warrants and similar instruments and equity instruments (including any Restricted Stock Units) issued to employees, officers, directors and consultants of the Company and its Affiliates; provided, however, that Diluted Common Shares Outstanding shall be equitably adjusted to give effect to any of the Company’s equity shares repurchased during the Performance Period.
(f)    “Earned Shares” means (i) the number of Shares granted herein, multiplied by (ii) the BVPS Vesting Percentage.
(g)    “Performance Period” means the period commencing on January 1, 20__ and ending on the earlier of (i) December 31, 20__ or (ii) the consummation of a Change in Control.